UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec.240.14a-12

THE DRESS BARN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 29, 2010

Dear Shareholder:

We have previously sent to you proxy material for the Annual Meeting of Shareholders of The Dress Barn, Inc. to be held on December 17, 2010.  Your Board of Directors recommends that shareholders vote FOR all proposals on the agenda.

Since approval of Proposal 1 requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote, your vote is important, no matter how many or how few shares you may own.  If you fail to vote, it will have the same effect as a vote against the proposed reorganization.  If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,
David R. Jaffe
President and Chief Executive Officer

IMPORTANT – TIME IS SHORT!

You can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at (877) 750-5836.